Exhibit 10.27

THE ST. PAUL COMPANIES, INC.

BENEFIT EQUALIZATION PLAN

2001 REVISION

Sec. 3.2	Early Retirement Benefit	7
Sec. 3.3	Deferred Vested Retirement Benefit	9
Sec. 3.4	Charge for Preretirement Survivor Protection	9
Sec. 3.5	Grandfathered Benefit Formulas Under Predecessor Plans	9
Sec. 3.6	Benefits Accrued Under the USF&G Retirement Plan	10
Sec. 3.7	Cash Balance Plan Participants	10
Sec. 3.8	Cash Balance Retiree Health Account	11

ARTICLE IV DISTRIBUTION OF EXECUTIVE RETIREMENT PLAN BENEFITS		12

Sec. 4.1	Distributions of Benefits of Participants	12
Sec. 4.2	Death Benefits	12
Sec. 4.3	Imputed Earnings	14
Sec. 4.4	Actuarially Equivalent Present Value	15
Sec. 4.5	Benefit Commencement Date	15
Sec. 4.6	Installment Payment Date	15
Sec. 4.7	Computation of Installment Payments	16
Sec. 4.8	Beneficiary Designation	16

ARTICLE V EXECUTIVE SAVINGS PLUS BENEFITS		18

Sec. 5.1	Participant Accounts	18
Sec. 5.2	Imputed Earnings	18
Sec. 5.3	Investment of Trust Fund	18
Sec. 5.4	Vesting	18
Sec. 5.5	Economy Supplemental Contributions	18

ARTICLE VI DISTRIBUTION OF EXECUTIVE SAVINGS PLUS BENEFITS		19

Sec. 6.1	Distribution of Benefits	19
Sec. 6.2	Death Benefits	19
Sec. 6.3	Beneficiary Designation	19
Sec. 6.4	Installment Payment Date	19
Sec. 6.5	Computation of Installment Payments	20

ARTICLE VII ADMINISTRATION OF THE PLAN		21

Sec. 7.1	Administrator	21
Sec. 7.2	Amendment and Termination	21
Sec. 7.3	No Employment Rights Created	21
Sec. 7.4	Payments	21
Sec. 7.5	Non-Assignability of Benefits	22
Sec. 7.6	Status of Plan	22
Sec. 7.7	Applicable Law	22
Sec. 7.8	Number and Gender	22

ARTICLE I

GENERAL DESCRIPTION

Sec. 1.1 Name. The name of the plan set forth herein is “The St Paul Companies, Inc. Benefit Equalization Plan.” It is sometimes referred to herein as the “Plan.” The Plan is comprised of two parts:

(a)	The “Executive Retirement Plan” or “ERP,” which supplements the benefits provided under the Retirement Plan.

(b)	“Executive Savings Plus” or “ESP,” which supplements the benefits provided under the Savings Plus Plan and the Stock Ownership Plan.

Sec. 1.2 Plan Type. The Plan is intended to be (and will be construed and administered as) an unfunded employee pension benefit plan. The Plan is maintained by the Participating Employers primarily for the purposes of providing deferred compensation for a select group of management or highly compensated employees. The Plan is intended to be exempt from the provisions of Parts 2 through 4 of Subtitle B of Title I of ERISA and from Title IV of ERISA by operation of sections 201(2), 302(a)(3), 401(a)(1) and 4021(b)(6) thereof. The Plan is not intended to qualify under Code section 401(a).

Sec. 1.3 Plan Background. Effective as of January 1, 1976, the Company established The St. Paul Companies, Inc. Excess Benefit Plan for the purpose of providing supplemental benefits to participants in the Retirement Plan and The St. Paul Companies, Inc. Profit Sharing Plan whose benefits under those plans were limited by operation of Code section 415. The Plan was amended and restated effective January 1, 1987 to take into account new limitations on the benefits which could be provided under the Retirement Plan and the Savings Plus Plan (which is the successor to the Profit Sharing Plan). In conjunction with the amendment, the name of the Plan was changed to “The St. Paul Companies, Inc. Benefit Equalization Plan” and a Trust was established for the purpose of holding contributions made pursuant to the terms of the Plan.

Effective January 1, 1990 the Company established The St. Paul Companies, Inc. Savings Plus Preferred Stock Ownership Fund (the “Preferred Stock Fund”) to provide matching contributions with respect to participant contributions under the Savings Plus Plan. The Preferred Stock Fund and The St. Paul Companies, Inc. Stock Ownership Plan were merged effective December 31, 1997 to create the Stock Ownership Plan. The ESP portion of the Plan provides certain supplemental benefits to Participants whose matching contributions under the Stock Ownership Plan are limited by operation of certain restrictions under the Code.

Sec. 1.4 Participating Employers. This Plan applies to each employer that maintains the Retirement Plan or the Savings Plus Plan or both such plans, as the case may be.

Sec. 1.5 Effective Date. Except as specifically provided herein, the 2001 Revision of the Plan is applicable in determining all benefits payable on or after January 1, 2001.

ARTICLE II

MISCELLANEOUS DEFINITIONS

The following terms, when used in the Plan have the meanings set forth in this Article:

Sec. 2.1 Administrator. “Administrator” means the person appointed by the Company in accordance with the provisions of Section 7.1.

Sec. 2.2 Code. “Code” means the Internal Revenue Code of 1986, as amended from time to time.

Sec. 2.3 Change In Control. “Change in Control” of the Company shall mean a change in control of a nature that would be required to be reported (assuming such event has not been “previously reported”) in response to Item 1(a) of the Current Report on Form 8-K, as in effect on December 1, 1987 pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the “1934 Act”); provided that without limitation, such a Change in Control shall be deemed to have occurred at such time as (i) any “person” (within the meaning of Section 14(d) of the 1934 Act, other than the Company or any employee benefit plan(s) sponsored by the Company or a subsidiary) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of 50% or more of the combined voting power of the Company’s outstanding securities ordinarily having the right to vote at elections of directors; or (ii) individuals who constitute the Board of Directors of the Company on December 1, 1987 cease for any reason to constitute at least a majority thereof; provided that any person becoming a director subsequent to December 1, 1987 whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least three quarters of the directors comprising the Board of Directors of the Company on December 1, 1987 (either by a specific vote or by approval of the proxy statement of the Company is named as a nominee for director, without objection to such nomination) shall be, for purposes of this clause (ii), considered as though such person were a member of the Board of Directors of the Company on December 1, 1987.

Sec. 2.4 Company. “Company” means The St. Paul Companies, Inc. or any successor thereto.

Sec. 2.5 Effective Date. The “Effective Date” of the Plan is January 1, 1976, the date as of which the Plan was established.

Sec. 2.6 ERISA. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

Sec. 2.7 ERP Compensation. “ERP Compensation” with respect to a Participant for a calendar year means the Participant’s compensation for the calendar year within the meaning of the Retirement Plan but disregarding the limit under Code section 401(a)(17), increased by the amount of the Participant’s Excess Deferrals under this Plan for that year and by the amount of any deferred bonus under an annual bonus plan. For purposes of the preceding sentence, a deferred bonus under an annual bonus plan will be included in ERP Compensation at the time such bonus would have been payable to the Participant in the absence of the deferral; provided that the portion of the bonus that is mandatorily deferred (including the nonvested portion of such mandatorily deferred bonus), if any, will be included in ERP Compensation at the same time that the remaining portion of such annual bonus was payable (or would have been payable but for a voluntary deferral election with respect to such portion of the annual bonus). Except as provided in the preceding sentence, ERP Compensation shall not include any deferred bonus (or any investment earnings attributable to such deferred bonus) at the time such deferred bonus vests or becomes payable to the Participant in accordance with the terms of the annual bonus plan or such Participant’s deferral election. In addition, ERP Compensation does not include long-term incentive bonuses, regardless of when paid. The Administrator, in its sole discretion, may adopt rules, uniformly applied among similarly situated Participants, for purposes of including within the definition of ERP Compensation for any calendar year, the amount of base salary or compensation that, but for the Participant’s election to defer the receipt of such amount, would have been payable to the Participant during the calendar year in question.

Sec. 2.8 Excess Deferrals. “Excess Deferrals” for a calendar year with respect to a person who satisfies the eligibility conditions set forth in Section 2.15(b)(1) through (3) for such calendar year means the amount that would have been contributed as pre-tax contributions to his account under the Savings Plus Plan for the calendar year pursuant to his irrevocable compensation reduction election under the Savings Plus Plan if the limitations under Code Sections 401(a)(17), 402(g) and 415 were disregarded, minus the amount of pre-tax contributions actually made to his account under the Savings Plus Plan for the calendar year. A person who does not satisfy all of the eligibility requirements of Section 2.15(b)(1) through (3) of the Plan for a calendar year shall not have any Excess Deferrals credited to his Excess Deferral Account for such calendar year.

Sec. 2.9 Excess Deferral Account. “Excess Deferral Account” with respect to a Participant means the account established on his behalf pursuant to Sec. 5.1(a).

Sec. 2.10 Excess Matching Contribution Account. “Excess Matching Contribution Account” with respect to a Participant means the account established on his behalf pursuant to Sec. 5.1(b).

Sec. 2.11 Excess Matching Contributions. “Excess Matching Contributions” for a calendar year with respect to a person who satisfies the eligibility conditions set forth in Section 2.15(b)(1) through (3) for such calendar year means the amount of matching contributions that would have been contributed to his matching allocation account under the Stock Ownership Plan for the calendar year if the limitations under Code Sections 401(a)(17), 401(m), 402(g) and 415 were disregarded, minus the amount of matching contributions actually made to his matching allocation account under the Stock Ownership Plan for the calendar year. A person who does not satisfy all of the eligibility requirements of Section 2.15(b)(1) through (3) of the Plan for a calendar year shall not have any Excess

Matching Contributions credited to his Excess Matching Contribution Account for such calendar year.

Sec. 2.12 Executive Retirement Plan. “Executive Retirement Plan” or “ERP” means the portion of the Plan which supplements benefits under the Retirement Plan.

Sec. 2.13 Executive Savings Plus. “Executive Savings Plus” or “ESP” means the portion of the Plan which supplements benefits under the Savings Plus Plan and the Stock Ownership Plan.

Sec. 2.14 Highly Compensated Employee. A person is a “Highly Compensated Employee” if he is a highly compensated employee (as defined in Code section 414(q)) as in effect for the applicable year.

Sec. 2.15 Participant. “Participant” means:

(a)	For purposes of the ERP, any individual who (1) is a participant in the Retirement Plan, (2) is a Highly Compensated Employee and (3) is entitled to a benefit pursuant to ERP which has not yet been paid in full; and

(b)	For purposes of ESP, any individual who for a calendar year (1) participates in the Savings Plus Plan, (2) is designated, or is a member of a class of employees of a Participating Employer designated, as eligible to participate in ESP from time to time by the Company’s Sr. Vice President, Human Resources, and (3) makes an irrevocable compensation reduction election for such calendar year under the Savings Plus Plan and ESP before the first day of such calendar year (or, if later, within 30 days after such person was first hired by a Participating Employer). A person who has an Account balance under ESP shall remain an ESP Participant until the entire balance of his Account is distributed.

Sec. 2.16 Participating-Employer. “Participating Employer” means the Company and each other employer which participates in the Retirement Plan, the Savings Plus Plan, or the Stock Ownership Plan.

Sec. 2.17 Plan. “Plan” means The St. Paul Companies, Inc. Benefit Equalization Plan, as from time to time amended or restated.

Sec. 2.18 Retirement Plan. “Retirement Plan” means The St. Paul Companies, Inc. Employees’ Retirement Plan as in effect from time to time.

Sec. 2.19 Savings Plus Plan. “Savings Plus Plan” means The St. Paul Companies. Inc. Savings Plus Plan as in effect from time to time.

Sec. 2.20 Stock Ownership Plan. “Stock Ownership Plan” means The St. Paul Companies, Inc. Stock Ownership Plan as in effect from time to time.

Sec. 2.21 Termination of Employment. The “Termination of Employment” of an employee for purposes of the Plan shall be deemed to occur upon his resignation, discharge, retirement, death, or the authorized extension or extensions thereof, failure to return to work when duly called following a temporary layoff, or upon the happening of any other event or circumstance which, under the policy of his Participating Employer, as in effect from time to time, results in the termination of the employer-employee relationship; provided, however, that a Termination of Employment shall not be deemed to occur upon a transfer between any combination of Participating Employers. Notwithstanding the foregoing, for purposes of processing distributions under the Executive Savings Plus, if a Participant’s Termination of Employment is not reflected in the payroll report for any payroll period ending in the month in which such Termination of Employment occurred, the Participant’s Termination of Employment shall be deemed to occur in the next following month.

Sec. 2.22 Trust. “Trust” means The St. Paul Companies, Inc. Benefit Equalization Plan Trust implemented to provide benefits under the Plan.

Sec. 2.23 Trustee. “Trustee” means the one or more individuals, banks or trust companies who at the relevant time has or have been appointed by the Company to act as Trustee of the Trust.

ARTICLE III

EXECUTIVE RETIREMENT BENEFITS

Sec. 3.1 Normal Retirement Benefit.

(a)	Regular Benefit. Upon the normal retirement of a Participant, as determined under the Retirement Plan, the Participant shall be entitled to a benefit under this Plan in an amount equal to his pension determined in accordance with the provisions of the Retirement Plan, subject to the following:

(1)	The benefit will be based on his ERP Compensation.

(2)	The benefit will be determined without regard to the limitations of Code section 415.

(3)	The benefit will he determined without regard to any limitations on grandfathered benefit formulas under predecessor plans, as referred to Sec. 3.5.

(4)	The benefit will be reduced by the actual amount of the benefit to which he or, in the event of his death, his spouse or other beneficiary or annuitant is entitled under the Retirement Plan.

The benefit determined under this subsection (a) shall be expressed in the form of a single life annuity commencing on the Participant’s Benefit Commencement Date.

(b)	Retirement Plan Formula Change Benefit (Retirement Eligibility January 1, 1989). A Participant described in (a) is also entitled to a Retirement Plan formula change benefit pursuant to this subsection (b) if he is a “Highly Compensated Employee” and he was eligible as of January 1, 1989 to terminate employment and immediately commence receiving a monthly retirement benefit under the Retirement Plan. The Retirement Plan formula change benefit shall be the amount in (1), less the amount in (2):

(1)	An amount equal to the amount of benefit to which the Participant would have been entitled under the Retirement Plan if the Retirement Plan benefit formula in effect on December 31, 1988 had remained in effect until the date of the Participant’s Termination of Employment, less the amount:

(2)	The actual amount of benefit to which the Participant is entitled under the Retirement Plan and under subsection (a).

The benefit determined under this subsection (b) shall be expressed in the form of a single life annuity commencing on the Participant’s Benefit Commencement Date.

(c)	Retirement Plan Formula Change Benefit (Not Retirement Eligible on January 1, 1989). A Participant described in (a) is also entitled to a Retirement Plan formula change benefit pursuant to subsection (c) if his ERP Compensation during 1988 is at least $170,000 and he is not eligible for a benefit under subsection (b). The Retirement Plan formula change benefit shall be the amount in (1), less the amount in (2):

(1)	An amount equal to the amount of benefit to which the Participant would have been entitled under the Retirement Plan if the Retirement Plan benefit formula in effect on December 31, 1988 had remained in effect until the date of the Participant’s Termination of Employment but

(i)	the formula was modified to substitute 55% for 60% as the guaranteed percentage and,

(ii)	the benefit was not reduced by the Participant’s primary social security old age survivor benefit, less

(2)	The actual amount of benefit to which the Participant is entitled under the Retirement Plan and under subsection (a).

The benefit determined under this subsection (c) shall be expressed in the form of a single life annuity commencing on the Participant’s Benefit Commencement Date.

Sec. 3.2 Early Retirement Benefit.

(a)	Regular Benefit. Upon the early retirement of a Participant, as determined under the Retirement Plan, the Participant shall be entitled to a benefit under this Plan in an amount equal to his pension determined in accordance with the provisions of the Retirement Plan subject to the following:

(1)	The benefit will be based on his ERP Compensation.

(2)	The benefit will be determined without regard to the limitations of Code section 415.

(3)	The benefit will be determined without regard to any limitations on grandfathered benefit formulas under predecessor plans, as referred to in Sec. 3.5.

(4)	The benefit will be determined without regard to any limitations with respect to participation in special early retirement benefits by Highly Compensated Employees.

(5)	The benefit will be reduced by the actual amount of the benefit to which he or, in the event of his death, or his spouse or other beneficiary or annuitant is entitled under the Retirement Plan.

The benefit determined under this subsection (a) shall be expressed in the form of a single life annuity commencing on the Participant’s Benefit Commencement Date taking into account the applicable early commencement reduction factors under the Retirement Plan.

(b)	Retirement Plan Formula Change Benefit (Retirement Eligibility on January 1, 1989. A Participant described in (a) is also entitled to a Retirement Plan formula change benefit pursuant to this subsection (b) if he is a “Highly Compensated Employee” and he was eligible as of January 1, 1989 to terminate employment and immediately commence receiving a monthly retirement benefit under the Retirement Plan. The Retirement Plan formula change benefit shall be the amount in (1), less the amount in (2):

(1)	An amount equal to the amount of benefit to which the Participant would have been entitled under the Retirement Plan if the Retirement Plan benefit formula in effect on December 31, 1988 had remained in effect until the date of the Participant’s Termination of Employment, less

(2)	The actual amount of benefit to which the Participant is entitled under the Retirement Plan and under subsection (a).

The Benefit determined under this subsection (b) shall be expressed in the form of a single life annuity commencing on the Participant’s Benefit Commencement Date taking into account the applicable early commencement reduction factors under the Retirement Plan.

(c)	Retirement Plan Formula Change Benefit (Not Retirement Eligible on January 1, 1989. A Participant described in (a) is also entitled to a Retirement Plan formula change benefit pursuant to this subsection (c) if his ERP Compensation during 1988 is at least $170,000 and he is not eligible for a benefit under subsection (b). The Retirement Plan formula change benefit shall be the amount in (1), less the amount in (2):

(1)

An amount equal to the amount of benefit to which the Participant would have been entitled under the Retirement Plan if the Retirement Plan benefit formula in effect on December 31, 1988 had remained in effect until the date of the Participant’s Termination of Employment but

(i)	the formula was modified to substitute 55% for 60% as the guaranteed percentage and,

(ii)	the benefit was not reduced by the Participant’s primary social security old age survivor benefit, less

(2)	The actual amount of benefit to which the Participant is entitled under the Retirement Plan and under subsection (a).

The benefit determined under this subsection (c) shall be expressed in the form of a single life annuity commencing on the Participant’s Benefit Commencement Date taking into account the applicable early retirement reduction factors under the Retirement Plan.

Sec. 3.3 Deferred Vested Retirement Benefit. If a Participant terminates employment with the Employer and is entitled to a deferred vested retirement benefit, as determined under the Retirement Plan, the Participant shall be entitled to a benefit under this Plan in an amount equal to his deferred vested retirement benefit determined in accordance with the provisions of the Retirement Plan, but based on his ERP Compensation and without regard to the limitations of section 415 of the Code, less the actual amount of the benefit to which he or, in the event of his death, his spouse or other beneficiary or annuitant is entitled under the Retirement Plan.

The benefit determined under this Section shall be expressed in the form of a single life annuity commencing (i) on the Participant’s Benefit Commencement Date (taking into account the applicable early commencement reduction factors under the Retirement Plan) or (ii) on the Participant’s normal retirement date under the Retirement Plan, whichever has a greater Actuarially Equivalent Present Value as of the date the Participant’s benefits commence under Sec. 4.1.

Sec. 3.4 Charge for Preretirement Survivor Protection. If the amount of the Participant’s benefit under the Retirement Plan is reduced to reflect the cost of preretirement survivor protection for the Participant’s beneficiary, the amount of the Participant’s benefit under this Article shall be reduced by applying to the benefit otherwise determined under this Article the reduction factor applied under the Retirement Plan.

Sec. 3.5 Grandfathered Benefit Formulas Under Predecessor Plans. The Schedules attached to the Retirement Plan provides that benefit accruals for certain Participants under the Retirement Plan will not be less than the amounts which would have been accrued under certain predecessor plans. Such enhanced accruals generally are not available to persons who are considered Highly Compensated Employees. If a Participant in this Plan would be eligible for such enhanced accruals under any applicable Schedule but for his status as a Highly Compensated Employee, the ERP will provide the additional amounts which would have been provided under the Retirement Plan but for said limitations. Notwithstanding the foregoing, if a Participant becomes a cash balance plan participant under the Retirement Plan, the enhanced accruals, if any, determined under an applicable Retirement Plan Schedule pursuant to this Sec. 3.5 will be determined without regard to any ERP Compensation or service credited after the date such Participant becomes a cash balance plan participant.

Sec. 3.6 Benefits Accrued Under the USF&G Retirement Plan. For purposes of determining the amount of benefits to which a Participant is entitled under Sec. 3.1, 3.2, or 3.3, the amount of the benefit payable under the Retirement Plan shall include the benefits accrued under the Retirement Plan for U.S.A. Employees of USF&G Corporation (the “USF&G Plan”) prior to January 1, 1999, as provided in Schedule 20 of the Retirement Plan subject to the limitations on compensation under Section 401(a)(17) of the Code and the limitations on benefits under Section 415 of the Code. USF&G Corporation maintains the USF&G Supplemental Retirement Plan, which provides supplemental benefits to certain eligible individuals whose benefits under the USF&G Plan as of December 31, 1998 were limited due to the limitations on compensation under section 401(a)(17) of the Code or the limitation on benefits under section 415 of the Code.

Sec. 3.7 Cash Balance Plan Participants. Notwithstanding any provision in this Plan to the contrary, if a Participant becomes a cash balance pension plan participant under the Retirement Plan on or after January 1, 2001, such Participant’s ERP cash balance pension account balance shall be determined in the same manner that his cash balance pension account balance is determined (including both the determination of the initial account balance, pay credits and interest credits) under the provisions of the Retirement Plan subject to the following:

(a)	The Participant’s initial cash balance pension account balance and subsequent pay credits shall be based on the Participant’s ERP Compensation.

(b)	The cash balance pension account balance will be determined without regard to the limitations of Code section 415.

(c)	The initial cash balance pension account balance will be determined without regard to any limitations on grandfathered benefit formulas under the predecessor plans, as referred to in Sec. 3.5, determined as of the date the Participant became a cash balance plan participant

(d)

If the Participant was eligible as of the day immediately prior to the date the Participant became a cash balance plan participant to terminate employment and immediately commence receiving a monthly retirement benefit under the Retirement Plan, then the initial cash balance pension account shall be determined using the applicable formula in Sec. 3.1 or 3.2 that would have applied if the Participant had terminated employment immediately prior to becoming a cash balance plan participant, provided, however, that the initial cash balance pension account balance will be the lump sum Actuarially

Equivalent Present Value of the Participant’s benefit determined under this subsection (d) (without regard to this proviso) payable in the form of a single life annuity commencing at age 65 without regard to any subsidy for early commencement.

(e)	The cash balance pension account balance will be reduced by the balance of the participant’s cash balance pension account payable under the Retirement Plan as of the Participant’s Benefit Commencement Date.

Notwithstanding any provision herein to the contrary, the amount of the benefit payable hereunder to any Participant who becomes a cash balance plan participant shall not be less than the amount of the benefit to which such Participant would have been entitled had such Participant ceased to participate in the Plan on the day immediately prior to the date the Participant became a cash balance plan participant; provided that vesting service credited to the Participant under the Retirement Plan after such date shall continue to be taken into account under the Plan solely for purposes of determining the Participant’s vesting interest in benefits under the Plan and his/her entitlement to and the amount of any early commencement subsidy.

Sec. 3.8 Cash Balance Retiree Health Account. If a Participant has a cash balance retiree health account, his benefit under the Executive Retirement Plan shall be determined without regard to the Participant’s cash balance retiree health account; provided, however, that solely for purposes of determining the amount of the benefit (other than the cash balance retiree health account) to which the Participant is entitled under the Retirement Plan, the limitations under Section 415 of the Code shall be applied as if the Participant received a distribution of his cash balance retiree health account in a lump sum immediately following his Termination of Employment.

ARTICLE IV

DISTRIBUTION OF EXECUTIVE RETIREMENT PLAN BENEFITS

Sec. 4.1 Distributions of Benefits of Participants.

(a)	Present Value $50,000 Or Less. If the lump sum Actuarially Equivalent Present Value of the Participant’s ERP benefit is $50,000 or less as of his Benefit Commencement Date (or his Termination of Employment in the case of any Participant who has a Termination of Employment on or after January 1, 2001), said benefit will be paid to him in a single sum as soon as practicable after his Benefit Commencement Date (or his Termination of Employment in the case of any Participant who has a Termination of Employment on or after January 1, 2001).

(b)	Present Value Over $50,000. If the lump sum Actuarial Equivalent Present Value of the Participant’s ERP benefit exceeds $50,000 as of his Benefit Commencement Date (or his Termination of Employment in the case of a Participant who has a Termination of Employment on or after January 1, 2001), said amount shall be credited to the Participant’s ERP Account as of the last day of the month that includes the Participant’s Benefit Commencement Date. If the Participant’s Benefit Commencement Date occurred prior to January 1, 1998 and as of January 1, 1998 the Participant’s ERP benefit has not been distributed in full, the unpaid balance of the Participant’s remaining ERP benefit (including imputed earnings credited through December 31, 1997) shall be credited to the Participant’s ERP Account as of January 1, 1998. The Participant’s ERP Account will be paid to the Participant in ten annual installments (including installments paid prior to January 1, 1998) commencing as of the last day of the month that includes the Participant’s Benefit Commencement Date.

Sec. 4.2 Death Benefits.

(a)	Death Prior to Benefit Commencement.

(1)	Termination of Employment Prior to January 1, 2001. If a Participant has a Termination of Employment prior to January 1, 2001, dies prior to payment of any benefits to him under Sec. 4.1, he is survived by a spouse to whom he was married on the date of his death, and the spouse is entitled to a surviving spouse benefit under the Retirement Plan, the spouse will also be entitled to a benefit under the ERP, subject to the following:

(A)	The ERP benefit will be paid in a single sum promptly after the date the spouse’s surviving spouse benefit commences under the Retirement Plan.

(B)	If, at the time of his death, the Participant had 50% surviving spouse protection in effect under the Retirement Plan, the ERP surviving spouse benefit will be 50% of the lump sum Actuarially Equivalent Present Value of the Participant’s ERP benefit accrued through the date of his death. If the Participant had 100% surviving spouse protection in effect under the Retirement Plan at the time of his death, the ERP surviving spouse benefit will be 100% of the lump sum Actuarially Equivalent Present Value of the Participant’s ERP benefit accrued through the date of his death.

(C)	If the requirements of (i), (ii), or (iii) are met, no death benefits will be paid under the ERP:

(i)	The Participant dies without a surviving spouse.

(ii)	The Participant dies before attaining age 62, and at the time of his death he had not yet completed five years of Vesting Service (as defined in the Retirement Plan).

(iii)	The Participant’s spouse dies before the date on which the Participant would have attained age 55 had he lived.

(D)	Death benefits payable under this subsection (a)(1) will be paid to the Participant’s surviving spouse. No other beneficiary may be designated.

(2)	Termination of Employment on or After January 1, 2001. If a Participant has a Termination of Employment on or after January 1, 2001 and dies prior to payment of any benefits to him under Sec. 4.1, the Participant’s Beneficiary will be entitled to a death benefit under the ERP, subject to the following:

(A)	The ERP benefit will be paid in a single sum as soon as practicable following the Participant’s death.

(B)

If, the Participant is a traditional pension plan participant at the time of his death and the Participant had 50% survivor protection in effect under the Retirement Plan, the ERP survivor benefit will be 50% of the lump sum Actuarially Equivalent Present Value of the Participant’s ERP benefit accrued through the date of his death. If the Participant is a traditional pension plan participant and the Participant had 100% surviving spouse protection in effect under the Retirement Plan at the time of his death or if the Participant is a cash balance plan participant, the ERP survivor benefit will be 100% of the lump sum Actuarially

Equivalent Present Value of the Participant’s ERP benefit accrued through the date of his death.

(C)	No death benefits will be paid under ERP if the Participant terminated employment before attaining age 62 and has not yet completed at least five years of Vesting Service (as defined in the Retirement Plan).

(D)	Death benefits payable under this subsection (a)(2) will be paid to the Participant’s designated Beneficiary (who may but need not be the Participant’s surviving spouse).

(b)	Death After Benefit Commencement. If a Participant who is entitled to an ERP benefit dies after distribution of such benefit has commenced in the form described in Section 4.1(b), the undistributed balance will be distributed to the Participant’s Beneficiary in a single sum promptly after the Participant’s death.

Sec. 4.3 Imputed Earnings. A Participant’s ERP Account will be credited with investment income and gains and charged with investment losses and installment payments as if the Participant’s Deferred Compensation Account was actually invested in accordance with the Participant’s investment elections among the Investment Funds made available for Participant directed investment by the Administrator. A Participant may make or change his investment election in 1% increments. A change in investment election must be filed with the Administrator on a form prescribed by the Administrator or, if the Administrator establishes a telephonic voice response or other electronic system for ERP Account investment elections, through such telephonic voice response or other electronic system. A change in investment election will become effective as soon as practicable following the Administrator’s receipt of the change in investment election.

If the Participant does not make an investment election with respect to his ERP Account (including ERP benefits which are in pay status as of January 1, 1998), he will be deemed to have elected to invest his entire ERP Account balance in the Prime Fund. A Participant’s investment election (including a deemed election pursuant to the preceding sentence) shall remain in effect until the Participant files a change in investment election with the Administrator.

The Administrator shall designate two or more Investment Funds for Participant investment elections under this Section 4.3. Except for the Company Stock Fund and the Prime Fund (as each are described below) each Investment Fund shall be a registered investment company (mutual fund). The Administrator may make a “Company Stock Fund” available as an Investment Fund under the Plan. If the Administrator makes a Company Stock Fund available under this Section 4.3, amounts deemed invested in the Company Stock Fund shall be credited or charged with income, gains and losses as if such amounts were contributed to the Savings Plus Plan and invested in the St. Paul Companies, Inc. Common Stock Fund offered under the Savings Plus Plan. In addition, the Plan shall make available a

“Prime Fund” under which the portion of the Participant’s ERP Account deemed to be invested in such fund will be credited with interest during each calendar quarter at the prime rate of interest reported in the Wall Street Journal as of the last business day of the preceding calendar quarter.

The Administrator, in his sole discretion, may prospectively designate additional Investment Funds, replace Investment Funds or eliminate Investment Funds from time to time; provided that (i) there must be at least two Investment Funds available under the Plan at all times, and (ii) the Administrator may not eliminate the Prime Fund, except that the Administrator may prospectively change the manner in which interest is credited under the Interest Fund (including, but not limited to, changes in the manner in which the interest rate is determined, the frequency at which the rate is redetermined, and/or the compounding periods).

If the Administrator eliminates or replaces an Investment Fund (an “Eliminated Fund”), each Participant must file a change in investment election to redirect the investment of amounts which were deemed to be invested in the Eliminated Fund. This change in investment election must be filed prior to the first day on which the Eliminated Fund ceases to be an Investment Fund (the “Elimination Date”). If a Participant does not file a change in investment election before the Elimination Date, the amounts that were deemed to be invested in the Eliminated Fund immediately prior to the Elimination Date will be deemed to be invested in such Investment Fund (or among such Investment Funds) as the Administrator, in his sole discretion, shall designate until such time as the Participant files a valid change in investment election.

Sec. 4.4 Actuarially Equivalent Present Value. The “Actuarially Equivalent Present Value” of a benefit under the ERP will be determined as of the Participant’s Benefit Commencement Date (or his Termination of Employment in the case of a distribution pursuant to Sec. 4.1(a) to a Participant who has a Termination of Employment on or after January 1, 2001) using the actuarial assumptions the Retirement Plan on the same date.

Sec. 4.5 Benefit Commencement Date. The “Benefit Commencement Date” for purposes of the ERP is the earliest date on or after the Participant’s Termination of Employment on which he is eligible to begin receiving an immediate benefit under the Retirement Plan, regardless of whether he actually elects to begin receiving Retirement Plan benefits at that time.

Sec. 4.6 Installment Payment Date. The “Installment Payment Date” with respect to an installment payment is the date as of which the amount of such installment payment is determined. The first installment payment date is the last day of the month that includes Benefit Commencement Date. The Installment Payment Date for subsequent annual installment payments shall be the last day of the calendar year (with respect to installments that commenced prior to January 1, 1998) and the last day of the month that includes the anniversary of the Benefit Commencement Date (with respect to installments commencing on or after January 1, 1998). Installment payments will be paid to the Participant within 30 days after the Installment Payment Date.

Sec. 4.7 Computation of Installment Payments. If benefits are paid in the form of installments, the amount of each installment payment shall equal the Participant’s ERP Account balance as of the Installment Payment Date divided by the number of remaining installment payments.

(a)	The first installment is the Actuarially Equivalent Present Value of the benefit divided by the number of installments.

(b)	Each installment after the first installment is

(1)	The value of the Participant’s ERP Account immediately after the last installment was paid, plus any imputed investment earnings credited after payment of the last installment, divided by

(2)	The number of remaining installments, including the current installment.

Sec. 4.8 Beneficiary Designation.

(a)	Determination of Beneficiary. Unless a Participant otherwise designates, in the manner prescribed by the Administrator, in the event of the Participant’s death, any death benefits payable under Sec. 4.2 shall be paid to the Participant’s surviving spouse. If, upon the death of the Participant, no beneficiary designation has been filed with the Administrator or if the designated beneficiaries have predeceased the Participant, the Participant shall be deemed to have designated as his beneficiary the first of the following categories that is applicable in his case;

(1)	the Participant’s surviving spouse; or, if none,

(2)	the Participants natural born or legally adopted children, per stirpes, or, if none,

(3)	the Participant’s estate.

(b)

Change in Beneficiary Designation. Subject to the foregoing, any designation of a beneficiary or beneficiaries under this section may be changed from time to time by written notice to the Administrator in such form (including electronic) as the Administrator may prescribe. Any such designation shall be effective only if it is received by the Administrator prior to the Participant’s death. Notwithstanding any provision of the Retirement Plan to the contrary (except with respect to benefits payable under section 4.2(a)(1)), a Participant may designate any beneficiary or beneficiaries under the Plan and may revoke any previous designations, without the consent of the Participant’s spouse.

ARTICLE V

EXECUTIVE SAVINGS PLUS BENEFITS

Sec. 5.1 Participant Accounts. The Administrator shall maintain the following recordkeeping Accounts for each Participant:

(a)	An “Excess Deferral Account,” to which Excess Deferrals shall be credited.

(b)	An “Excess Matching Contribution Account,” to which Excess Matching Contributions shall be credited.

(c)	An “Economy Supplemental Account,” for amounts credited under Sec. 5.5.

Sec. 5.2 Imputed Earnings. On the same dates on which earnings, losses, and income are credited to participants’ accounts under the Savings Plus Plan or the Stock Ownership Plan, as applicable, the Participant’s Accounts under this Plan shall be adjusted to reflect the adjustments which would have occurred if the amounts credited to those Accounts had been contributed to the Savings Plus Plan or the Stock Ownership Plan, as applicable, and had been invested in the same manner as his corresponding accounts under the Savings Plus Plan or the Stock Ownership Plan, as applicable, are then invested. If a Participant ceases to have funds invested under the Savings Plus Plan or Stock Ownership Plan, his investment directions last in effect under said plan will remain in effect for purposes of this Plan until such time as the Participant gives different directions to the Administrator.

Sec. 5.3 Investment of Trust Fund. The Trust Fund shall be invested by the Trustee, in the manner directed by the Company. Benefits under the Plan will be calculated as provided in Sec. 5.2, and are not dependent on the investment returns on the amounts held by the Trustee.

Sec. 5.4 Vesting. Each Participant shall at all times be fully vested in his Excess Deferral Account. Each Participant shall be vested in his Excess Matching Contribution Account and Economy Supplemental Account to the same extent that he is vested in the comparable account under the Savings Plus Plan or Stock Ownership Plan, whichever is applicable.

Sec. 5.5 Economy Supplemental Contributions. Prior to January 1, 1997, the Savings Plus Plan provided supplemental contributions for certain Economy employees. If the amount allocated to such an employee under said plan was limited due to the annual limit on compensation under Code section 401(a)(17), or due to any other applicable limit imposed by the Code, the amount by which the supplemental contribution was reduced was credited to the employee’s Economy Supplemental Account under this Plan. Notwithstanding the foregoing, no amounts will be credited under this Section 5.5 to a Participant’s Economy Supplemental Account for any calendar year commencing on or after January 1, 1997.

ARTICLE VI

DISTRIBUTION OF EXECUTIVE SAVINGS PLUS BENEFITS

Sec. 6.1 Distribution of Benefits.

(a)	Benefits $50,000 Or Less. If a Participant’s vested Executive Savings Plus Account balance is $50,000 or less as of his Termination of Employment, the Participant’s vested Account balance as of his Termination of Employment will be distributed in a single lump sum within 30 days after the last day of the month in which the Participant has a Termination of Employment.

(b)	Benefits Over $50,000. If a Participant’s vested Executive Savings Plus Account balance exceeds $50,000 as of the Participant’s Termination of Employment, the Participant’s vested Account balance will be paid to him in ten annual installments.

Sec. 6.2 Death Benefits. Any undistributed vested Executive Savings Plus benefit remaining at the time of a Participant’s death shall be distributed to the Participant’s designated beneficiary in a lump sum payment as soon as administratively practicable following the Administrator’s receipt of notice of the Participant’s death.

Sec. 6.3 Beneficiary Designation.

(a)	Designation or Determination of Beneficiary. Unless a Participant otherwise designates, in the manner prescribed by the Administrator, the beneficiary or beneficiaries to whom the undistributed balance of the Participant’s vested Accounts shall be paid in the event of his death shall be the same as the Participant has designated or, in the absence of a valid designation hereunder, as is otherwise applicable with respect to the Participant, under the Savings Plus Plan. The Administrator’s good faith distribution based on his actual knowledge of the existence of a Participant’s beneficiaries shall be conclusive and binding on all beneficiaries of a Participant.

(b)	Changes. Notwithstanding any provision of the Savings Plus Plan to the contrary, a Participant may designate any beneficiary or beneficiaries under ESP and may revoke any previous designations, without the consent of the Participant’s spouse.

Sec. 6.4 Installment Payment Date. The “Installment Payment Date” with respect to an installment payment is the date as of which the amount of such installment payment is determined. The first installment payment date is the last day of the month in which the Participant has a Termination of Employment. The Installment Payment Date for subsequent annual installment payments shall be the last day of the calendar year (with respect to installments that commenced prior to January 1, 1998) and the last day of the month that includes the anniversary of the Participant’s Termination of Employment (with respect to installments commencing on or after January 1, 1998). Installment payments will be paid to the Participant within 30 days after the Installment Payment Date.

Sec. 6.5 Computation of Installment Payments. If benefits are paid in the form of installments, the amount of each installment payment shall equal the Participant’s vested ESP Account balance as of the Installment Payment Date divided by the number of remaining installment payments.

ARTICLE VII

ADMINISTRATION OF THE PLAN

Sec. 7.1 Administrator. The Plan shall be administered by the Administrator who shall be appointed by the Company. In the absence of the appointment of an Administrator, the officer of the Company having direct responsibility for compensation and benefits shall be the Administrator. The Administrator shall have the authority to delegate, from time to time, his responsibilities under the Plan to such person or persons as he deems advisable and may revoke any such delegation of responsibility. Any action by the delegate in the exercise of delegated responsibilities shall have the same force and effect as if such action was taken by the Administrator.

The Administrator shall have the discretionary authority to construe, interpret, apply and enforce the Plan and issue such regulations as it deems appropriate in the exercise of such discretionary authority. The Administrator shall have the duty and responsibility of maintaining records, making the requisite calculations and disbursing or directing the Trustee to disburse payments under the Plan.

Sec. 7.2 Amendment and Termination. The Administrator may amend or terminate the Plan at any time; provided, that, no such amendment or termination shall reduce a benefit to which a Participant or the beneficiary or annuitant of a deceased Participant is entitled under the Plan prior to the date of such amendment or termination unless such Participant or beneficiary or annuitant becomes entitled to an amount equal to such benefit under another plan or practice adopted by the Company. Any amendment to the Plan shall apply only to Participants who terminate employment after the effective date of the amendment unless the amendment expressly otherwise provides. Notwithstanding the foregoing provision, to the extent necessary to ensure the continued status of the Plan as an unfunded plan maintained for a select group of management or highly compensated employees based on final regulations or advisory opinions of the Department of Labor, the Administrator may amend the Plan to cause the cessation of future benefit accruals of any Participant and may cause the Trustee to make an immediate lump sum distribution to any such Participant of his accrued benefit under the Plan at any time on or after the effective date of such amendment.

Sec. 7.3 No Employment Rights Created. The establishment of the Plan shall neither give any Employee a right to continuing employment nor limit the right of the Employer to discharge any person or otherwise deal with the Employee without regard to the effect such action might have upon him or her as a Participant.

Sec. 7.4 Payments. The Company, through the Trust and, to the extent not so paid, from its general assets, will pay all benefits arising under this Plan and all costs, charges and expenses relating thereto. Each Participating Employer shall contribute such amounts to the Trust for purposes of providing all or a portion of the benefits to which Participants are entitled under the Plan as the Company, in its sole discretion, may determine. Except as otherwise provided under the terms of the Trust, the Company and Participating Employers shall not have any obligation to make contributions to the Trust.

Sec. 7.5 Non-Assignability of Benefits. The benefits payable under the Plan and the right to receive future benefits under the Plan may not be anticipated, alienated, sold, transferred, assigned, pledged, encumbered, or subjected to any charge or legal process.

Sec. 7.6 Status of Plan. Nothing contained herein shall be construed as providing for assets to be held for the Participant or for any other person or persons to whom benefits are to be paid pursuant to the terms of this Plan, the Participant’s only interest hereunder being the right to receive the benefits set forth herein. The Trust is established only for the convenience of the Company and the Participants, and no Participant shall have any interest in the assets of the Trust prior to their distribution pursuant to the Plan. The assets of the Trust shall remain subject to the claims of the general creditors of the Company and the Participating Employers. Each Participant shall be considered an unsecured general creditor of the Company and the Participating Employers with respect to any benefits accrued by such Participant under this Plan.

Sec. 7.7 Applicable Law. All questions pertaining to the construction, validity, effect and enforcement of the Plan shall be determined in accordance with the laws of the United States and to the extent not preempted by such laws, by the internal, substantive laws of the State of Minnesota without regard to the conflict of law rules of the State of Minnesota or of any other jurisdiction.

Sec. 7.8 Number and Gender. Wherever appropriate in the Plan, the singular number may be read as the plural, the plural may be read as the singular, and the masculine gender may be read as the feminine gender.

IN WITNESS WHEREOF, the Company has caused this instrument to be signed by its duly authorized officers and has caused its corporate seal to be hereto affixed as of the      day                     , of 2000.

(CORPORATE SEAL)	THE ST. PAUL COMPANIES, INC.

By:

Title:

FIRST AMENDMENT TO

THE ST. PAUL COMPANIES, INC.

BENEFIT EQUALIZATION PLAN

(2001 Revision)

The St. Paul Companies, Inc. Benefit Equalization Plan is hereby amended in the following respects:

I.

Section 5.2 is amended effective November 15, 2004, to read as follows:

Sec. 5.2 Imputed Earnings. A Participant or Beneficiary may elect to have his or her Accounts adjusted based on the performance of one or more investment options deemed to be available under the Plan. The Investment Committee of the Company, in its sole discretion, will determine the investment options that will be available as benchmarks for determining the adjustment, which may include mutual funds, common or commingled investment funds or any other investment option deemed appropriate by the Company. Hypothetical investment directions may be given with such frequency as is deemed appropriate by the Company, and must be made in such percentage or dollar increments, in such manner and in accordance with such rules as may be prescribed for this purpose by the Company (including by means of a voice response or other electronic system under circumstances so authorized by the Company). If the Participant fails to elect an investment option, the adjustment under this Sec. 5.2 will be based on a money market investment option or such other investment option as may be selected for this purpose by the Investment Committee of the Company.

Notwithstanding any contrary provision, the Excess Matching Contribution Account will be adjusted based on the performance of the Preferred Stock Fund under The St. Paul Companies, Inc. Stock Ownership Plan (or any successor plan thereto), and no diversification instruction given under the Stock Ownership Plan will be effective under this Plan.

SECOND AMENDMENT TO

THE ST. PAUL COMPANIES, INC.

BENEFIT EQUALIZATION PLAN

(2001 Revision)

The St. Paul Companies, Inc. Benefit Equalization Plan is hereby amended effective December 31, 2004 in the following respects:

I.

Sec. 2.8 is amended by adding the following sentence to the end:

Notwithstanding the foregoing, there will be no Excess Deferrals in this Plan during any calendar year beginning on or after January 1, 2005.

II.

Sect. 2.15(b) is amended by adding the following sentence to the end:

There will be no new compensation reduction elections for calendar years beginning on or after January 1, 2005.